Exhibit 10.1

February 19, 2013

Mr. David Cote

c/o Honeywell International Inc.

101 Columbia Road

Morristown, New Jersey 07962

Dear Dave:

This letter constitutes an amendment to the February 18, 2002 letter agreement between you and Honeywell International Inc., as subsequently amended (the “Letter Agreement”). You understand and agree that if the calculation of your retirement benefit from Honeywell International Inc. (including the Additional Retirement Benefit described in Section 4(e) of the Letter Agreement) includes the annual incentive amount paid to you in 2013, then solely for purposes of calculating your retirement benefit, such amount shall not exceed $4,300,000. This letter does not modify any other provisions of the Letter Agreement, which will otherwise remain in full effect.

Your signature below signifies your agreement.

Very truly yours,

/s/ Mark James

Mark James

Senior Vice President – Human Resources and Communications

Honeywell International Inc.

Read and Accepted

/s/ David Cote

David Cote

Date: February 20, 2013